Cinnamon Jang Willoughby & Company
Chartered Accountants
A Partnership of Incorporated Professionals
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders of Georgia International Mining Corporation (An Exploration Stage Corporation):
We have audited the interim balance sheet of Georgia International
Mining Corporation as at March 31, 2005 and the interim statements of stockholders' operations and changes in stockholders equity and cash flows from the date of inception (January 19, 2005) to March 31, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).
Those standards require that we plan and perform an audit to obtain reasonable assurance whether these financial statements are free of material misstatement. An audit includes examining, on a test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
In our opinion, these interim financial statements present fairly, in all material respects,the financial position of the company as at March 31, 2005 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles in the United States.
The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in note 1 to the financial statements, the Company has sustained losses and will need additional funding to finance its intended business plan. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.
"Cinnamon Jang Willoughby & Company"
Chartered Accountants
Burnaby, BCApril 27, 2005
MetroTower II - Suite 900 - 4720 Kingsway, Burnaby, BC Canada V5H 4N2.
Telephone:
+1 604 435 4317 Fax: +1 604 435 4319.
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